UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                  July 31, 2008

                                    814-00201
                            (Commission File Number)

                                MVC CAPITAL, INC.
                                  (THE "FUND")
             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943346760
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                              RIVERVIEW AT PURCHASE
                                287 BOWMAN AVENUE
                                    2ND FLOOR
                               PURCHASE, NY 10577
              (Address of registrant's principal executive office)

                                 (914) 701-0310
                         (Registrant's telephone number)
                     ---------------------------------------

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01. OTHER EVENTS.

As part of its regular quarter-end review, the Fund's Valuation Committee made determinations regarding the fair values of the Fund's investments, resulting in an aggregate net increase of approximately $18.3 million or $.75 per share, effective July 31, 2008. The fair values of the following portfolio companies were adjusted: Custom Alloy Corporation, MVC Automotive Group B.V., SGDA Sanierungsgesellschaft fur Deponien und Altlasten mbH, Summit Research Labs, Inc., Timberland Machines & Irrigation, Inc., Velocitius B.V., Vestal Manufacturing Enterprises, Inc., and Vitality Foodservice, Inc.

During the quarter, one of the Fund's portfolio companies, Phoenix Coal Corporation ("Phoenix"), began trading on the Toronto Stock Exchange. Consistent with the Fund's valuation procedures, effective June 30, 2008, the Fund has been marking this investment to its market price and, as a result, the Fund's reported net asset value reflects the market price of the Fund's Phoenix shares.

The Fund's net asset value as of July 31, 2008 is approximately $17.18 per share.











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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MVC CAPITAL, INC.


By: /s/ Michael Tokarz
    ------------------
    Michael Tokarz
    Chairman


Dated  August 1, 2008